EXHIBIT 99.1

Oxford: Owner of Tommy Bahama, Lilly Pulitzer, and Southern Tide Reports Record Second Quarter Earnings, Raises Full Year Guidance

  Record second quarter sales exceeded high end of revenue guidance range
  Record second quarter GAAP EPS of $3.05 and adjusted EPS of $3.24 exceeded high end of earnings guidance range
  Raises full-year EPS guidance to $6.03 - $6.28 on a GAAP basis and $6.45 - $6.70 on an adjusted basis

ATLANTA, Sept. 02, 2021 (GLOBE NEWSWIRE) -- Oxford Industries, Inc. (NYSE:OXM) today announced financial results for its fiscal 2021 second quarter ended July 31, 2021. Due to the material impact of COVID-19 on the Company’s business in fiscal 2020, this release includes comparisons of fiscal 2021 results to both fiscal 2019 and fiscal 2020.

Consolidated net sales in the second quarter of fiscal 2021 were $329 million compared to $192 million and $302 million in the second quarters of fiscal 2020 and fiscal 2019, respectively. Earnings on a GAAP basis increased to $3.05 per share compared to a loss of $0.37 per share in the second quarter of fiscal 2020 and earnings of $1.76 per share in the second quarter of fiscal 2019. On an adjusted basis, earnings increased to $3.24 per share compared to a loss of $0.38 per share in the second quarter of fiscal 2020 and earnings of $1.84 per share in the second quarter of fiscal 2019. Both net sales and earnings per share exceeded the Company’s guidance issued on June 9, 2021.

Thomas C. Chubb III, Chairman and CEO, commented, “We are extremely pleased to be reporting record second quarter results driven by excellent performance in all five of our brands – Tommy Bahama, Lilly Pulitzer, Southern Tide, The Beaufort Bonnet Company, and Duck Head. Double-digit sales growth in all brands, combined with record gross margin and careful expense control, contributed to record operating margin and earnings per share for the quarter. All of our direct to consumer channels performed well led by our highly profitable, full-price ecommerce business, with sales growth of 49% compared to the second quarter of fiscal 2019. As we head into the second half of the year, while being mindful of the ongoing COVID-related challenges in supply chain and store and restaurant operations, we believe that our focus on executing our long-term strategic initiatives will continue to drive strength in our business. We are grateful to our incredible team of women and men for all they do to deliver happiness to our customers and long-term value to our shareholders.”

Summary of Results

Net Sales by Operating Group	Second Quarter
($ in millions)	2021	2020	2019
Tommy Bahama	$208.8	$95.3	$188.9
Lilly Pulitzer	87.3	73.9	75.6
Southern Tide	14.6	8.8	12.5
Lanier Apparel (exiting)	8.5	8.5	20.5
Other	9.4	5.6	4.6
Total Company	$328.7	$192.0	$302.0

Second Quarter of Fiscal 2021 Compared to Second Quarter of Fiscal 2019

  Full price direct to consumer sales grew 20% to $223 million compared to the second quarter of fiscal 2019, with growth in all branded businesses.

  Restaurant sales grew 26% to $26 million compared to the second quarter of fiscal 2019. Every location that operated in both fiscal periods posted positive comps relative to fiscal 2019, with most at double-digit percentage increases. The quarter also benefited from the operation of five additional Marlin Bar locations. The Company’s New York restaurant remains closed.

  Wholesale sales of $62 million were 20% lower than the second quarter of fiscal 2019. Excluding Lanier Apparel, which the Company is exiting in fiscal 2021, wholesale sales decreased 6% compared to the second quarter of fiscal 2019.

  Gross margin increased to 63.8% compared to 59.5% in the second quarter of fiscal 2019, fueled by strong full price sales, a shift in sales mix towards direct to consumer channels, and higher initial gross margin. On an adjusted basis, gross margin increased to 64.3% compared to 59.8% in the second quarter of fiscal 2019.

  SG&A was $146 million, or 45% of sales, compared to $143 million, or 48% of sales, in the second quarter of fiscal 2019. Increased performance-based incentive compensation and advertising expense were partially offset by decreases in other employment costs due to reduced headcount and lower occupancy costs. On an adjusted basis, SG&A was $144 million, or 44% of sales, compared to $143 million, or 47% of sales, in the second quarter of fiscal 2019.

  Operating income increased to $68 million, or 20.7% of sales, compared to $40 million, or 13.3% of sales, in the second quarter of fiscal 2019. On an adjusted basis, operating income increased to $72 million, or 22.0% of sales, compared to $42 million, or 13.8% of sales, in the second quarter of fiscal 2019 with operating margin expansion in all operating groups.

  The effective tax rate in the second quarter of fiscal 2021 was 24% compared to an effective tax rate of 25% in the second quarter of fiscal 2019.

Balance Sheet and Liquidity

On a FIFO basis, inventory decreased 34% compared to August 1, 2020. Excluding Lanier Apparel, which the Company is exiting, inventory decreased 26% compared to August 1, 2020. Tommy Bahama, Lilly Pulitzer, and Southern Tide each lowered inventory levels year over year with conservative purchases of seasonal inventory and higher than expected first half sales. Ongoing enhancements to enterprise order management systems are also contributing to a more efficient use of inventory. On a LIFO basis, inventory decreased 48% and, excluding Lanier Apparel, decreased 39% compared to August 1, 2020.

As of July 31, 2021, the Company had a strong liquidity position with $180 million of cash and cash equivalents and no borrowings outstanding under its revolving credit agreement. In the first half of fiscal 2021, cash provided by operating activities was $149 million compared to $24 million in the first half of fiscal 2020.

Outlook

The strength and profitability of the Company’s direct to consumer business, which contributed to its outstanding first half results, is expected to continue in the second half of 2021. For the full fiscal year, the Company now expects net sales in a range of $1.085 billion to $1.105 billion as compared to sales of $1.12 billion in 2019. In fiscal 2021, GAAP earnings per share are expected to be between $6.03 and $6.28. Adjusted earnings per share are expected to be between $6.45 and $6.70. This compares to a loss on a GAAP basis of $5.77 per share and an adjusted loss of $1.81 per share in fiscal 2020, and earnings of $4.05 per share on a GAAP basis and $4.32 per share on an adjusted basis in fiscal 2019.

For the third quarter, the Company expects net sales to be between $220 million and $230 million compared to net sales of $175 million in the third quarter of fiscal 2020 and $241 million in the third quarter of fiscal 2019. The Company expects earnings per share on a GAAP basis in a range of $0.17 to $0.27 in the third quarter of fiscal 2021. On an adjusted basis, earnings per share for the third quarter of fiscal 2021 is expected to be in a range of $0.20 to $0.30. This compares with a loss of $0.64 per share on a GAAP basis and an adjusted loss per share of $0.44 in the third quarter of fiscal 2020, and earnings of $0.10 per share on both a GAAP and an adjusted basis in the third quarter of fiscal 2019.

The Company’s effective tax rate for the full year fiscal 2021 is expected to be approximately 23%.

The Company noted that it anticipates a third quarter, pre-tax gain of approximately $11 million on the September 1, 2021 sale of its minority ownership interest in an unconsolidated entity, which is not included in the Company’s financial outlook above.

Capital expenditures in fiscal 2021, including $16 million in the first half of fiscal 2021, are expected to be approximately $40 million, primarily reflecting investments in information technology initiatives, new Marlin Bars, and retail stores. Capital expenditures were $29 million in fiscal 2020 and $37 million in fiscal 2019.

Dividend

The Company also announced that its Board of Directors has approved a cash dividend of $0.42 per share payable on October 29, 2021 to shareholders of record as of the close of business on October 15, 2021. The Company has paid dividends every quarter since it became publicly owned in 1960.

Conference Call

The Company will hold a conference call with senior management to discuss its financial results at 4:30 p.m. ET today. A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com. A replay of the call will be available through September 16, 2021 by dialing (412) 317- 6671 access code 13722351.

About Oxford

Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama®, Lilly Pulitzer®, Southern Tide®, The Beaufort Bonnet Company®, and Duck Head® brands. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Basis of Presentation

All per share information is presented on a diluted basis.

Non-GAAP Financial Information

The Company reports its consolidated financial statements in accordance with generally accepted accounting principles (GAAP). To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods. These measures include adjusted earnings, adjusted earnings per share, adjusted gross profit, adjusted gross margin, adjusted SG&A, and adjusted operating income, among others.

Management uses these non-GAAP financial measures in making financial, operational, and planning decisions to evaluate the Company’s ongoing performance. Management also uses these adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others. Reconciliations of these adjusted measures to the most directly comparable financial measures calculated in accordance with GAAP are presented in tables included at the end of this release.

Safe Harbor

This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which typically are not historical in nature. We intend for all forward-looking statements contained herein, in our press releases or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of the coronavirus (COVID-19) pandemic on our business, operations and financial results, including due to uncertainties about scope and duration, future store closures or other restrictions (including reduced hours and capacity and/or operating requirements) due to government and health department mandates and/or recommendations, the effectiveness of store and restaurant re-openings (including impacts on consumer traffic) and supply chain disruptions, any or all of which may also affect many of the following risks; demand for our products, which may be impacted by competitive conditions and/or evolving consumer shopping patterns; macroeconomic factors that may impact consumer discretionary spending for apparel and related products; supply chain disruptions, including the potential lack of inventory to support demand for our products, which may be impacted by capacity constraints, closed factories, and cost and availability of freight deliveries; costs of products as well as the raw materials used in those products; expected pricing levels; costs and availability of labor; the timing of shipments requested by our wholesale customers; expected outcomes of pending or potential litigation and regulatory actions; the impact of any restructuring initiatives we may undertake in one or more of our business lines, including the process, timing, costs, uncertainties and effects of our ongoing exit of the Lanier Apparel business; cybersecurity breaches; changes in international, federal or state tax, trade and other laws and regulations, including the potential increase in the U.S. corporate federal income tax rate and/or imposition of additional duties; the ability of business partners, including suppliers, vendors, licensees and landlords, to meet their obligations to us and/or continue our business relationship to the same degree in light of current or future financial stress, staffing shortages, liquidity challenges and/or bankruptcy filings; weather; fluctuations and volatility in global financial markets; retention of and disciplined execution by key management; the timing and cost of store and restaurant openings and remodels, technology implementations and other capital expenditures; acquisition and disposition activities, including our ability to timely recognize expected synergies from acquisitions; access to capital and/or credit markets; the impact of tax and other legislative changes; changes in accounting standards and related guidance; and factors that could affect our consolidated effective tax rate, including estimated Fiscal 2020 taxable losses eligible for carry back under the CARES Act. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. Risk Factors contained in our Annual Report on Form 10-K for Fiscal 2020, and those described from time to time in our future reports filed with the SEC. We caution that one should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact: Anne M. Shoemaker
E-mail: InvestorRelations@oxfordinc.com

Oxford Industries, Inc.
Consolidated Balance Sheets
(in thousands, except par amounts)
(unaudited)
	July 31,	August 1,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$180,389	$97,089
Receivables, net	48,522	28,133
Inventories, net	77,330	148,578
Income tax receivable	18,085	787
Prepaid expenses and other current assets	24,720	23,830
Total Current Assets	$349,046	$298,417
Property and equipment, net	157,380	180,284
Intangible assets, net	155,747	156,739
Goodwill	23,897	23,866
Operating lease assets	212,217	254,230
Other assets, net	33,462	39,013
Total Assets	$931,749	$952,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$62,116	$47,904
Accrued compensation	34,027	14,332
Current portion of operating lease liabilities	58,523	65,653
Accrued expenses and other liabilities	65,518	45,812
Total Current Liabilities	$220,184	$173,701
Long-term debt	—	65,000
Non-current portion of operating lease liabilities	215,434	255,935
Other non-current liabilities	21,389	18,471
Deferred income taxes	1,043	7,892
Shareholders’ Equity
Common stock, $1.00 par value per share	16,895	16,876
Additional paid-in capital	158,083	151,720
Retained earnings	302,456	267,273
Accumulated other comprehensive loss	(3,735)	(4,319)
Total Shareholders’ Equity	473,699	431,550
Total Liabilities and Shareholders’ Equity	$931,749	$952,549

Oxford Industries, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Second Quarter			First Half
	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2021	Fiscal 2020	Fiscal 2019
Net sales	$328,672	$191,988	$302,000	$594,434	$352,331	$583,973
Cost of goods sold	119,046	87,251	122,175	218,223	153,520	238,379
Gross profit	$209,626	$104,737	$179,825	$376,211	$198,811	$345,594
SG&A	146,367	115,663	143,403	283,492	238,664	283,217
Impairment of goodwill and intangible assets	—	—	—	—	60,452	—
Royalties and other operating income	4,737	2,909	3,837	10,170	6,799	7,624
Operating income (loss)	$67,996	$(8,017)	$40,259	$102,889	$(93,506)	$70,001
Interest expense, net	211	676	419	463	1,334	1,090
Earnings (loss) before income taxes	$67,785	$(8,693)	$39,840	$102,426	$(94,840)	$68,911
Income tax provision (benefit)	16,325	(2,606)	10,004	22,498	(21,969)	17,418
Net earnings (loss)	$51,460	$(6,087)	$29,836	$79,928	$(72,871)	$51,493

Net earnings (loss) per share:
Basic	$3.09	$(0.37)	$1.78	$4.81	$(4.40)	$3.08
Diluted	$3.05	$(0.37)	$1.76	$4.75	$(4.40)	$3.05
Weighted average shares outstanding:
Basic	16,637	16,547	16,760	16,615	16,580	16,736
Diluted	16,859	16,547	16,907	16,825	16,580	16,878
Dividends declared per share	$0.42	$0.25	$0.37	$0.79	$0.50	$0.74

Oxford Industries, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	First Half
	Fiscal 2021	Fiscal 2020
Cash Flows From Operating Activities:
Net earnings (loss)	$79,928	$(72,871)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Depreciation	18,935	23,092
Amortization of intangible assets	440	559
Impairment of goodwill and intangible assets	—	60,452
Equity compensation expense	3,901	3,566
Amortization of deferred financing costs	172	172
Deferred income taxes	2,231	(8,648)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(16,617)	30,152
Inventories, net	46,083	3,986
Income tax receivable	(110)	75
Prepaid expenses and other current assets	(4,352)	1,584
Current liabilities	24,373	(3,609)
Other balance sheet changes	(5,999)	(14,186)
Cash provided by operating activities	$148,985	$24,324
Cash Flows From Investing Activities:
Purchases of property and equipment	(16,223)	(13,722)
Other investing activities	(2,000)	(3,000)
Cash used in investing activities	$(18,223)	$(16,722)
Cash Flows From Financing Activities:
Repayment of revolving credit arrangements	—	(170,312)
Proceeds from revolving credit arrangements	—	235,312
Repurchase of common stock	—	(18,053)
Proceeds from issuance of common stock	663	766
Repurchase of equity awards for employee tax withholding liabilities	(2,983)	(1,870)
Cash dividends paid	(13,353)	(8,429)
Other financing activities	(749)	(459)
Cash (used in) provided by financing activities	$(16,422)	$36,955
Net change in cash and cash equivalents	$114,340	$44,557
Effect of foreign currency translation on cash and cash equivalents	36	72
Cash and cash equivalents at the beginning of year	66,013	52,460
Cash and cash equivalents at the end of period	$180,389	$97,089

Oxford Industries, Inc.
Reconciliations of Certain Non-GAAP Financial Information
(in millions, except per share amounts)
(unaudited)
	Second Quarter					First Half
AS REPORTED	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change
Tommy Bahama
Net sales	$208.8	$95.3	119.2%	$188.9	10.6%	$365.5	$182.2	100.6%	$353.6	3.4%
Gross profit	$133.4	$53.6	148.9%	$114.5	16.5%	$234.9	$105.3	123.2%	$218.0	7.7%
Gross margin	63.9%	56.3%		60.6%		64.3%	57.8%		61.7%
Operating income (loss)	$47.3	$(12.7)	NM	$23.2	103.8%	$68.0	$(36.1)	NM	$38.4	77.0%
Operating margin	22.7%	(13.3)%		12.3%		18.6%	(19.8)%		10.9%
Lilly Pulitzer
Net sales	$87.3	$73.9	18.2%	$75.6	15.6%	$160.9	$123.0	30.8%	$148.2	8.6%
Gross profit	$61.9	$44.1	40.4%	$51.8	19.4%	$113.1	$75.8	49.2%	$97.3	16.2%
Gross margin	70.8%	59.6%		68.6%		70.3%	61.6%		65.7%
Operating income	$25.8	$16.3	58.5%	$20.4	26.1%	$45.7	$20.4	124.0%	$35.7	28.1%
Operating margin	29.5%	22.0%		27.1%		28.4%	16.6%		24.1%
Southern Tide
Net sales	$14.6	$8.8	65.5%	$12.5	17.0%	$30.1	$17.1	75.6%	$26.6	13.0%
Gross profit	$8.2	$3.0	176.3%	$6.1	33.9%	$16.5	$4.5	264.6%	$13.3	23.8%
Gross margin	56.4%	33.8%		49.3%		54.8%	26.4%		50.0%
Operating income (loss)	$3.0	$(1.0)	NM	$1.8	60.9%	$6.2	$(64.3)	NM	$4.4	42.6%
Operating margin	20.2%	(11.1)%		14.7%		20.6%	(376.0)%		16.4%
Lanier Apparel
Net sales	$8.5	$8.5	0.5%	$20.5	(58.5)%	$20.5	$19.2	7.0%	$46.6	(56.0)%
Gross profit	$5.8	$1.5	272.5%	$5.8	(0.4)%	$10.1	$4.4	128.9%	$13.0	(22.7)%
Gross margin	67.9%	18.3%		28.3%		49.0%	22.9%		27.9%
Operating income (loss)	$0.9	$(6.1)	NM	$0.4	NM	$1.7	$(8.8)	NM	$1.8	(3.5)%
Operating margin	10.0%	(72.6)%		2.0%		8.3%	(45.7)%		3.8%
Corporate and Other
Net sales	$9.4	$5.6	68.0%	$4.6	103.1%	$17.4	$10.8	61.4%	$9.0	93.6%
Gross profit	$0.4	$2.6	NM	$1.6	NM	$1.7	$8.9	NM	$4.0	NM
Operating loss	$(8.9)	$(4.5)	NM	$(5.6)	NM	$(18.7)	$(4.7)	NM	$(10.2)	NM
Consolidated
Net sales	$328.7	$192.0	71.2%	$302.0	8.8%	$594.4	$352.3	68.7%	$584.0	1.8%
Gross profit	$209.6	$104.7	100.1%	$179.8	16.6%	$376.2	$198.8	89.2%	$345.6	8.9%
Gross margin	63.8%	54.6%		59.5%		63.3%	56.4%		59.2%
SG&A	$146.4	$115.7	26.5%	$143.4	2.1%	$283.5	$238.7	18.8%	$283.2	0.1%
SG&A as % of net sales	44.5%	60.2%		47.5%		47.7%	67.7%		48.5%
Operating income (loss)	$68.0	$(8.0)	NM	$40.3	68.9%	$102.9	$(93.5)	NM	$70.0	47.0%
Operating margin	20.7%	(4.2)%		13.3%		17.3%	(26.5)%		12.0%
Earnings (loss) before income taxes	$67.8	$(8.7)	NM	$39.8	70.1%	$102.4	$(94.8)	NM	$68.9	48.6%
Net earnings (loss)	$51.5	$(6.1)	NM	$29.8	72.5%	$79.9	$(72.9)	NM	$51.5	55.2%
Net earnings (loss) per diluted share	$3.05	$(0.37)	NM	$1.76	73.3%	$4.75	$(4.40)	NM	$3.05	55.7%
Weighted average shares outstanding - diluted	16.9	16.5	1.9%	16.9	(0.3)%	16.8	16.6	1.5%	16.9	(0.3)%

	Second Quarter					First Half
ADJUSTMENTS	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change	Fiscal 2021	Fiscal 2020	% Change	Fiscal 2019	% Change
LIFO adjustments(1)	$4.4	$(0.4)		$0.7		$7.4	$(3.6)		$0.8
Lanier Apparel exit charges in cost of goods sold(2)	$(2.6)	$0.0		$0.0		$(2.1)	$0.0		$0.0
Tommy Bahama Japan SG&A charges(3)	$0.0	$0.0		$0.6		$0.0	$0.0		$0.6
Amortization of Lilly Pulitzer Signature Store intangible assets(4)	$0.0	$0.1		$0.1		$0.0	$0.1		$0.2
Amortization of Southern Tide intangible assets(5)	$0.1	$0.1		$0.1		$0.1	$0.1		$0.1
Southern Tide impairment charges(6)	$0.0	$0.0		$0.0		$0.0	$60.2		$0.0
Lanier Apparel intangible asset impairment charges(7)	$0.0	$0.0		$0.0		$0.0	$0.2		$0.0
Lanier Apparel exit charges in SG&A(8)	$2.4	$0.0		$0.0		$3.2	$0.0		$0.0
Impact of income taxes(9)	$(1.1)	$0.1		$(0.2)		$(2.2)	$(9.1)		$(0.3)
Adjustment to net earnings(10)	$3.1	$(0.2)		$1.2		$6.4	$48.0		$1.4
AS ADJUSTED
Tommy Bahama
Net sales	$208.8	$95.3	119.2%	$188.9	10.6%	$365.5	$182.2	100.6%	$353.6	3.4%
Gross profit	$133.4	$53.6	148.9%	$114.5	16.5%	$234.9	$105.3	123.2%	$218.0	7.7%
Gross margin	63.9%	56.3%		60.6%		64.3%	57.8%		61.7%
Operating income (loss)	$47.3	$(12.7)	NM	$23.8	98.8%	$68.0	$(36.1)	NM	$39.0	74.3%
Operating margin	22.7%	(13.3)%		12.6%		18.6%	(19.8)%		11.0%
Lilly Pulitzer
Net sales	$87.3	$73.9	18.2%	$75.6	15.6%	$160.9	$123.0	30.8%	$148.2	8.6%
Gross profit	$61.9	$44.1	40.4%	$51.8	19.4%	$113.1	$75.8	49.2%	$97.3	16.2%
Gross margin	70.8%	59.6%		68.6%		70.3%	61.6%		65.7%
Operating income	$25.8	$16.3	57.9%	$20.5	25.6%	$45.7	$20.5	122.6%	$35.9	27.5%
Operating margin	29.5%	22.1%		27.2%		28.4%	16.7%		24.2%
Southern Tide
Net sales	$14.6	$8.8	65.5%	$12.5	17.0%	$30.1	$17.1	75.6%	$26.6	13.0%
Gross profit	$8.2	$3.0	176.3%	$6.1	33.9%	$16.5	$4.5	264.6%	$13.3	23.8%
Gross margin	56.4%	33.8%		49.3%		54.8%	26.4%		50.0%
Operating income (loss)	$3.0	$(0.9)	NM	$1.9	58.6%	$6.3	$(4.0)	NM	$4.5	41.2%
Operating margin	20.7%	(10.3)%		15.3%		21.1%	(23.1)%		16.9%
Lanier Apparel
Net sales	$8.5	$8.5	0.5%	$20.5	(58.5)%	$20.5	$19.2	7.0%	$46.6	(56.0)%
Gross profit	$3.2	$1.5	104.5%	$5.8	(45.3)%	$7.9	$4.4	80.2%	$13.0	(39.2)%
Gross margin	37.3%	18.3%		28.3%		38.6%	22.9%		27.9%
Operating income (loss)	$0.7	$(6.1)	NM	$0.4	66.0%	$2.8	$(8.6)	NM	$1.8	58.0%
Operating margin	7.8%	(72.6)%		2.0%		13.6%	(44.7)%		3.8%
Corporate and Other
Net sales	$9.4	$5.6	68.0%	$4.6	103.1%	$17.4	$10.8	61.4%	$9.0	93.6%
Gross profit	$4.8	$2.2	NM	$2.3	NM	$9.2	$5.2	NM	$4.8	NM
Operating loss	$(4.6)	$(4.8)	NM	$(4.9)	NM	$(11.3)	$(8.4)	NM	$(9.4)	NM
Consolidated
Net sales	$328.7	$192.0	71.2%	$302.0	8.8%	$594.4	$352.3	68.7%	$584.0	1.8%
Gross profit	$211.4	$104.3	102.6%	$180.5	17.1%	$381.5	$195.2	95.5%	$346.4	10.1%
Gross margin	64.3%	54.4%		59.8%		64.2%	55.4%		59.3%
SG&A	$143.9	$115.5	24.5%	$142.7	0.9%	$280.1	$238.4	17.5%	$282.3	(0.8)%
SG&A as % of net sales	43.8%	60.2%		47.2%		47.1%	67.7%		48.3%
Operating income (loss)	$72.2	$(8.3)	NM	$41.7	73.2%	$111.5	$(36.4)	NM	$71.7	55.5%
Operating margin	22.0%	(4.3)%		13.8%		18.8%	(10.3)%		12.3%
Earnings (loss) before income taxes	$72.0	$(8.9)	NM	$41.3	74.4%	$111.1	$(37.8)	NM	$70.7	57.2%
Net earnings (loss)	$54.6	$(6.2)	NM	$31.0	75.9%	$86.3	$(24.9)	NM	$52.9	63.2%
Net earnings (loss) per diluted share	$3.24	$(0.38)	NM	$1.84	76.1%	$5.13	$(1.50)	NM	$3.13	63.9%

	Second Quarter	Second Quarter	Second Quarter	Second Quarter
	Fiscal 2021	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Actual	Guidance(11)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$3.05	$2.11-2.31	$(0.37)	$1.76
LIFO adjustments(12)	0.19	0.00	(0.01)	0.03
Amortization of recently acquired intangible assets(13)	0.00	0.00	0.01	0.01
Tommy Bahama Japan charges(14)	0.00	0.00	0.00	0.03
Lanier Apparel exit charges(15)	(0.01)	0.04	0.00	0.00
As adjusted(10)	$3.24	$2.15-2.35	$(0.38)	$1.84

	First Half	First Half	First Half
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Actual	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$4.75	$(4.40)	$3.05
LIFO adjustments(12)	0.33	(0.14)	0.04
Amortization of recently acquired intangible assets(13)	0.01	0.01	0.01
Tommy Bahama Japan charges(14)	0.00	0.00	0.03
Impairment of goodwill and intangible assets(16)	0.00	3.02	0.00
Lanier Apparel exit charges(15)	0.05	0.00	0.00
As adjusted(10)	$5.13	$(1.50)	$3.13

	Third Quarter	Third Quarter	Third Quarter
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Guidance(17)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$0.17-0.27	$(0.64)	$0.10
LIFO adjustments(12)	0.00	(0.25)	0.00
Amortization of recently acquired intangible assets(13)	0.00	0.01	0.01
Lanier Apparel exit charges(15)	0.03	0.45	0.00
As adjusted(10)	$0.20-0.30	$(0.44)	$0.10

	Fourth Quarter	Fourth Quarter	Fourth Quarter
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Guidance(17)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$1.12-1.27	$(0.74)	$0.90
LIFO adjustments(12)	0.00	0.00	0.03
Amortization of recently acquired intangible assets(13)	0.00	0.01	0.01
Tommy Bahama Japan charges(14)	0.00	0.00	0.13
Information technology project write-off(18)	0.00	0.71	0.00
Lanier Apparel exit charges(15)	0.00	0.12	0.00
Change in fair value of contingent consideration(19)	0.00	0.03	0.02
As adjusted(10)	$1.12-1.27	$0.13	$1.09

	Full Year	Full Year	Full Year
	Fiscal 2021	Fiscal 2020	Fiscal 2019
	Guidance(17)	Actual	Actual
Net earnings (loss) per diluted share:
GAAP basis	$6.03-6.28	(5.77)	$4.05
LIFO adjustments(12)	0.33	(0.39)	0.06
Amortization of recently acquired intangible assets(13)	0.01	0.02	0.03
Tommy Bahama Japan charges(14)	0.00	0.00	0.16
Information technology project write-off(18)	0.00	0.71	0.00
Impairment of goodwill and intangible assets(16)	0.00	3.02	0.00
Lanier Apparel exit charges(15)	0.08	0.57	0.00
Change in fair value of contingent consideration(19)	0.00	0.03	0.02
As adjusted(10)	$6.45-6.70	$(1.81)	$4.32

(1) LIFO adjustments represents the impact resulting from LIFO accounting adjustments. These adjustments are included in cost of goods sold in Corporate and Other.
(2) Lanier Apparel exit charges in cost of goods sold relate to charges resulting from the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business, which is expected to be completed during the Second Half of Fiscal 2021. These charges include amounts related to estimates of inventory markdowns and costs related to the Merida, Mexico manufacturing facility, which ceased operations in Fiscal 2020. These charges are included in cost of goods sold in Lanier Apparel.
(3) Tommy Bahama Japan SG&A charges represents the SG&A impact of the restructuring and exit of the Tommy Bahama Japan operations, which was completed in the First Half of Fiscal 2020. These charges are included in SG&A in Tommy Bahama.
(4) Amortization of Lilly Pulitzer Signature Store intangible assets represents the amortization related to intangible assets acquired as part of Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. These charges are included in SG&A in Lilly Pulitzer.
(5) Amortization of Southern Tide intangible assets represents the amortization related to intangible assets acquired as part of the Southern Tide acquisition. These charges are included in SG&A in Southern Tide.
(6) Southern Tide impairment charges represents the impairment related to goodwill and intangible assets related to Southern Tide. These charges are included in impairment of goodwill and intangible assets in Southern Tide.
(7) Lanier Apparel intangible asset impairment charges represents the impairment related to a trademark acquired in a prior year. This charge is included in impairment of goodwill and intangible assets in Lanier Apparel.
(8) Lanier Apparel exit charges in SG&A relate to the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business. These charges consist of termination charges related to certain license agreements and employee charges for severance and employee retention. These charges are included in SG&A in Lanier Apparel.
(9) Impact of income taxes represents the estimated tax impact of the above adjustments based on the estimated effective tax rate on current year earnings in the respective jurisdiction.
(10) Amounts in columns may not add due to rounding.
(11) Guidance as issued on June 9, 2021.
(12) LIFO adjustments represents the impact, net of income taxes, on net earnings (loss) per share resulting from LIFO accounting adjustments. No estimate for LIFO accounting adjustments is reflected in the guidance for any future periods.
(13) Amortization of recently acquired intangible assets represents the impact, net of income taxes, on net earnings (loss) per share resulting from the amortization of intangible assets acquired as part of the Lilly Pulitzer Signature Store and Southern Tide acquisitions.
(14) Tommy Bahama Japan charges represents the impact, net of income taxes, on net earnings (loss) per share of the restructuring and exit of the Tommy Bahama Japan operations.
(15) Lanier Apparel exit charges represents the impact, net of income taxes, on net earnings (loss) per share resulting from the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business. These charges include amounts related to estimates of inventory markdowns, costs related to the Merida, Mexico manufacturing facility, employee charges, termination charges related to certain license agreements, operating lease asset impairment charges and fixed asset impairment charges.
(16) Impairment of goodwill and intangible assets represents the impact, net of income taxes, on net earnings (loss) per share resulting from the impairment charges in Southern Tide and Lanier Apparel. Due to the non-deductibility of $18 million of Southern Tide goodwill amounts, the effective tax rate on these impairment charges for goodwill and intangible assets was 17%.
(17) Guidance as issued on September 2, 2021. Guidance for Fiscal 2021 and the Third Quarter of Fiscal 2021 do not include an estimated pre-tax gain of approximately $11 million on the September 1, 2021 sale of the minority interest in an unconsolidated entity.
(18) Information technology project write-off represents the impact, net of income taxes, on net earnings (loss) per share resulting from a charge in the Fourth Quarter of Fiscal 2020 for the write-off of previously capitalized costs related to a project that was abandoned.
(19) Change in fair value of contingent consideration represents the impact, net of income taxes, on net earnings (loss) per share relating to the change in the fair value of contingent consideration related to the TBBC acquisition.

	Location Count
	End of Q1	End of Q2	End of Q3	End of Q4
Fiscal 2019
Tommy Bahama
Full-price retail store	113	113	111	111
Retail-restaurant	17	17	17	16
Outlet	37	37	37	35
Total Tommy Bahama	167	167	165	162
Lilly Pulitzer	63	63	63	61
Southern Tide	—	—	—	1
Oxford Total	230	230	228	224
Fiscal 2020
Tommy Bahama
Full-price retail store	110	107	106	105
Retail-restaurant	18	19	19	20
Outlet	35	35	35	35
Total Tommy Bahama	163	161	160	160
Lilly Pulitzer	61	59	59	59
Southern Tide	1	2	3	3
Oxford Total	225	222	222	222
Fiscal 2021
Tommy Bahama
Full-price retail store	104	104	—	—
Retail-restaurant	21	21	—	—
Outlet	35	35	—	—
Total Tommy Bahama	160	160	—	—
Lilly Pulitzer	59	59	—	—
Southern Tide	4	4	—	—
Oxford Total	223	223	—	—